UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DAQO NEW ENERGY CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

666 Longdu Avenue

Wanzhou, Chongqing 404000

People’s Republic of China

(86) 23-6486-6666

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing six ordinary shares	New York Stock Exchange, Inc.

Ordinary shares, par value $0.0001 per share *	New York Stock Exchange, Inc.*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange. The American Depositary Shares represent the right to receive the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-164307 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale” and “Taxation” in the Registrant’s registration statement on Form F-1
(File No. 333-164307), originally filed with the Securities and Exchange Commission on January 12, 2010, as amended from time to time, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange.

Item 2.	Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Daqo New Energy Corp.

By:	/s/ GONGDA YAO
Name:	Gongda Yao
Title:	Chief Executive Officer and Director

Dated: January 12, 2010